Exhibit 99.1

Heritage Distilling Completes $223.8 Million Private Placement,
Reducing Debt by $19.3 Million While Adding More than $320 Million in $IP Tokens to Treasury

•Total Company liabilities and obligations reduced by $19.3 million
•Senior secured debt fully paid off as part of the transaction, reducing interest expenses by more than $2 million annually
•Company now holds more than 53.2 million $IP tokens as a result of the financing

GIG HARBOR, Wash., August 25, 2025 – Heritage Distilling Holding Company, Inc. (Nasdaq: CASK) today announced the successful completion of its $223.8 million private placement offering, consisting of $95M in cash and $128.8M in $IP tokens, with support from Story Foundation and other leading investors, including a16z crypto, Amber Group, Arrington Capital, dao5, Hashed, Mirana Ventures, Neoclassic Capital, Open World, Polychain Capital, Selini Capital, Stix, Syncracy Capital and others, to support the launch of a first-of-its-kind $IP token digital asset treasury strategy. The transaction closed on August 15, 2025.

As a result, Heritage now holds more 53.2 million $IP tokens on its balance sheet worth more than $320 million based on the August 22, 2025 closing price of $6.0668 per $IP token1, including the acquisition of 23,529,411.76 $IP tokens at $3.40 per token using $80 million in cash proceeds from the transaction. The Company intends to manage these tokens to generate yields through staking activities and to enhance long-term value as the adoption of the $IP token increases.

In connection with the transaction, Heritage has also eliminated $19.3 million in current debt and future liabilities, fundamentally strengthening the Company's balance sheet. This includes the complete payoff of the senior secured facility held by Silverview Credit Partners. As a result, the Company’s assets are no longer encumbered by any secured credit facility. The payoff agreement has also reduced the Company’s annual interest expenses by more than $2 million, which frees up vital cash for operations and significantly decreases the Company’s burn rate. Additionally, the Company has renegotiated its two largest leases, reducing annual expenses related to them by over $550,000. This will also lower unabsorbed overhead, improving gross profit and profit margin per unit.

"Heritage has successfully closed on our $IP token treasury strategy while simultaneously eliminating more than $19 million in debt and future obligations, including all senior secured debt," said Justin Stiefel, Chief Executive Officer and Co-Founder of Heritage. "This dual milestone strengthens our balance sheet while positioning us for growth opportunities in spirits, while simultaneously participating in the IP economy through our token holdings."

“Closing this transaction and eliminating all of our outstanding secured debt gives Heritage one of the cleanest balance sheets among our peers. With a strong reserve strategy centered on $IP, we’re positioned to deliver long-term shareholder value with both discipline
1 As reported by CoinMarketCap.com for the closing price on August 22, 2025 and vision. This move underscores our commitment to prudently managing capital while aligning the company with one of the most transformative markets of the coming decade.”

This financial restructuring, combined with the Company's strategic $IP token reserves, creates enhanced operational flexibility and positions Heritage to capitalize on growth opportunities in both its core distilling operations and the emerging IP tokenization sector.

As previously announced, Heritage’s $IP token holdings represent direct ownership of more than 53.2 million $IP tokens, the native token of Story, a blockchain that enables users to register their intellectual property onchain and add usage terms via smart contracts, thus allowing humans and AI agents to transact in and monetize IP simply and easily. For Heritage, $IP serves both as a strategic reserve asset and as exposure to the growth of programmable IP infrastructure powering licensing, monetization, and rights management across creators, AI models, and enterprises.

Management expects the enhanced financial flexibility to accelerate expansion plans and strategic partnerships. Seung Yoon “SY” Lee, CEO and Co-founder of PIP Labs, Chairman of the Heritage Advisory Board, and original creator of Story, commented on the news: “Intellectual property is the foundation of the $80 trillion knowledge economy, and in the age of AI, it has become the single most valuable input. By anchoring its reserves in $IP, Heritage is not only eliminating debt but positioning itself at the frontier of a new asset class. Just as gold once underpinned financial systems, programmable IP can underpin the next era of AI and global commerce, and Heritage gives public market investors a first-of-its-kind way to participate in that shift.”

About Story
Backed with $136 million from a16z crypto, Polychain, and Samsung Ventures, Story launched its mainnet in February 2025 and has rapidly become the leading blockchain infrastructure for tokenized intellectual property. Story is a blockchain purpose-built to make intellectual property a programmable digital asset with embedded rights. It enables creators, developers, enterprises, and AI labs to turn media, data, and AI-generated content into programmable, legally enforceable digital assets, fueling use cases across AI, entertainment, robotics, and more. Designed for scale, Story bridges the gap between outdated legal frameworks and the realities of AI-era creation, making it possible to track provenance, automate licensing, and unlock new markets for ideas. As the foundation for $IP’s evolution into an internet-native asset class, Story powers a more open, equitable, and composable creative economy. Learn more at https://www.story.foundation

About Heritage Distilling Company, Inc.
Heritage is among the premier independent craft distilleries in the United States offering a variety of whiskeys, vodkas, gins, rums and ready-to-drink canned cocktails. Heritage has been North America's most awarded craft distillery by the American Distilling Institute for ten consecutive years out of the more than 2,600 craft producers. Beyond this remarkable achievement, Heritage has also garnered numerous Best of Class, Double Gold, and Gold medals at esteemed national and international spirits competitions. As one of the largest craft spirits producers on the West Coast by revenue, the company is expanding its presence nationwide through a diverse range of sales channels, including wholesale, on-premises venues, e-commerce and the innovative Tribal Beverage Network (TBN). The TBN initiative, a groundbreaking collaboration with Native American tribes, focuses on developing Heritage-branded distilleries, unique tribal brands and tasting rooms tailored to tribal communities. By serving patrons of tribal casinos and entertainment venues, the TBN creates meaningful economic and social benefits for participating tribes, while providing an additional avenue for tribes to exercise and strengthen their sovereignty. This unique partnership reflects Heritage’s commitment to innovation, community engagement and sustainable growth.

Forward-Looking Statements
This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "aims," "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "intends," "may," "plans," "possible," "potential," "seeks," "will," and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements.

Any forward-looking statements in this press release are based on Heritage’s current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the Company’s digital asset treasury strategy, the value of the Story $IP token, the stability or demand of the Story network, the ability of the Company to execute on its treasury reserve plans, the Company’s plans to generate yields through staking activities, the Company’s yield and capital management strategies, the potential for $IP to become more valuable, the Company’s growth opportunities in spirits and the Company’s burn rate, gross profit, profit margin per unit and future performance. These and other risks concerning Heritage’s programs and operations are described in additional detail in its registration statement on Form S-1, and its latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and annual 10-K filings, which are on file with the SEC, as well as well as the supplemental risk factors included in Addendum A to the form of Subscription Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 11, 2025. Heritage explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Contacts
Investor Contact
(800) 595-3550
ir@heritagedistilling.com

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